EXHIBIT 99.1

Heritage Oaks Bancorp Announces Share Repurchase Program

PASO ROBLES, Calif., June 4, 2015 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP), a bank holding company and the parent of Heritage Oaks Bank, announced today that it has amended its stock repurchase program to, among other things, extend the program beyond its originally disclosed June 30, 2015 expiration date.  Under the amended plan, which is a written plan designed to be compliant with Rule 10b5-1 and Rule 10b-18, the Company may repurchase up to $5,000,000 of its outstanding common stock.  Repurchase program activity pursuant to the amendments to the plan may commence on July 1, 2015 and continue until January 31, 2016, the amended plan's new expiration date, or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock, as well as under certain other circumstances set forth in the amended plan. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

"We continue to believe the repurchase of our common stock represents an attractive investment opportunity for the Company, and the extension of this repurchase program reflects our commitment to deploying our capital in ways that will create value for our shareholders," said Simone Lagomarsino, Chief Executive Officer of Heritage Oaks Bancorp and Heritage Oaks Bank. "Our current capital ratios afford us the opportunity to repurchase shares of our common stock, while still maintaining sufficient capital to continue growing our franchise in a safe and sound manner."

About Heritage Oaks Bancorp

With $1.8 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank. Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains forward-looking statements including without limitation those regarding plans for share repurchases. These statements involve risks and uncertainties, and actual results may differ. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: continuing relative softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; changes in the Company's business strategy or development plans; our ability to attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Company's operations; and the possibility that any expansionary activities will be impeded while the FDIC's and CA DBO's joint Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the Consent Order, which could result in restrictions on our operations.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed by the Company with the U.S. Securities and Exchange Commission on March 6, 2015 and May 1, 2015, respectively.

Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Lonny Robinson, Executive Vice President &
         Chief Financial Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5107
         lrobinson@heritageoaksbank.com